Exhibit 10.2

March 12, 2015

ViaSat, Inc.

6155 El Camino Real

Carlsbad, California 92009

Attention: Shawn Duffy, Chief Financial Officer

Re:	First Amendment to Credit Agreement and other Loan Documents (this “Amendment”)

Ladies and Gentlemen:

We refer to that certain Credit Agreement dated as of November 26, 2013 among ViaSat, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto, MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.), as administrative and collateral agent (in such capacity, the “Agent”), Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Compass Bank, Credit Suisse AG, Cayman Islands Branch, Royal Bank of Canada and SunTrust Bank, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Union Bank, N.A. and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Book Runners (as amended, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

The Borrower has requested, and the Lenders have agreed, effective as of the date first set forth above, to amend the Credit Agreement in certain respects in accordance with the terms of this Amendment. Accordingly:

(a) The definition of “Covered Satellite” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“”Covered Satellite” means any Satellite or a portion of a Satellite, as applicable, with respect to which Borrower or any other Loan Party owns or retains risk of loss.”

(b) Section 5.4(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Satellite Insurance.

(1) Deliver a Certificate of Borrower to the Agent within 120 days after the end of each Fiscal Year certifying that, subject to Section 5.4(b)(3), Borrower and each other Loan Party have obtained and have in full force and effect:

(i) with respect to each Covered Satellite for which the risk of loss passes to Borrower or such other Loan Party at or before launch, launch

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insurance with respect to each such Covered Satellite covering the launch of such Covered Satellite and a period of time thereafter in an amount not less than the aggregate of the purchase price of such Covered Satellite, the purchase price of launch services therefor (other than for risks borne by the relevant satellite manufacturer or by the relevant launch services provider pursuant to any launch risk guarantee) and the premium payable for such insurance; provided that such launch insurance is available for a price, in an amount and on other terms and conditions that are, in the reasonable determination of Borrower, commercially reasonable; and

(ii) at all times subsequent to the later of (x) initial completion of in-orbit testing and (y) the coverage period of launch insurance described in clause (1) above, In-Orbit Insurance with respect to such Covered Satellites other than Excluded Satellites in an amount not less than the Aggregate In-Orbit Insurance Amount (with the allocation of such insurance among such Covered Satellites being in Borrower’s discretion).

(2) Insurance policies required by Section 5.4(b)(1), shall:

(i) contain no exclusions other than:

(A) Acceptable Exclusions, and

(B) such specific exclusions applicable to the performance of the Covered Satellite being insured as are reasonably acceptable to Borrower in order to obtain insurance for a price that is, and on other terms and conditions that are, commercially reasonable;

(ii) provide coverage on an all-risks basis for loss of and damage to the Covered Satellite, subject to the exclusions specified above; and

(iii) name the Agent as an additional insured and loss payee.

(3) For any Covered Satellite, in lieu of In-Orbit Insurance, Borrower or such Loan Party may, at its option, maintain In-Orbit Spare Capacity in which event such Covered Satellite (or portion, as applicable) shall be deemed to be insured for the percentage of the Covered Satellite’s (or applicable portion’s) net book value for which In-Orbit Spare Capacity is available. In the event of any loss, damage or failure affecting a Covered Satellite or the expiration and non-renewal of an insurance policy for a Covered Satellite resulting from a claim of loss under such policy that causes a failure to comply with Section 5.4(b)(1)(ii), Borrower and the other Loan Parties shall be deemed to be in compliance with Section 5.4(b)(1)(ii) for the 120 days immediately following such loss, damage or failure or policy expiration or non-renewal, provided that Borrower or such other Loan Party, as the case may be, procures such In-Orbit Insurance or provides such In-Orbit Spare Capacity as necessary to comply with Section 5.4(b)(1)(ii) within such 120-day period.”

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(c) Section 6.10(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(n) Guaranty Obligations of Borrower in respect of Indebtedness relating to Permitted ECA Financings and permitted by Section 6.10(m) (which Guaranty Obligations shall be unsecured except for any security interest in, and/or pledge of, Equity Interests in any ECA Borrower and any ECA Guarantor and any dividends, stocks, shares, warrants, securities, rights, monies or other property accruing on or that constitute proceeds of such Equity Interests);”

(d) The proviso at the end of the definition of “Collateral” in each of (i) the Borrower Security Agreement and (ii) the form of Subsidiary Security Agreement attached as Exhibit Q to the Credit Agreement, is hereby amended and restated in its entirety to read as follows:

“provided, however, that notwithstanding any of the other provisions set forth in this definition, the Collateral does not include (i) the Equity Interests held or owned by the Grantor (x) of any Person that is not a Significant Domestic Subsidiary or a Significant Foreign Subsidiary or (y) in excess of 65% of the voting Equity Interests of a Significant Foreign Subsidiary, (ii) any real property or interest therein, including any leasehold interest, (iii) any Communications Licenses to the extent, but only to the extent, it is unlawful to grant a security interest in such Communications License, but the Collateral does include, to the maximum extent permitted by law, all economic value associated with the Communications Licenses and all private and non-monetary rights associated with the Communications Licenses, including but not limited to the right to receive all monies, proceeds, and other consideration derived from or in connection with the sale, assignment, transfer, transfer of control of the holder, or other disposition, of such Communications License, (iv) Excluded Accounts and (v) any property to the extent that the grant of a security interest therein is (x) prohibited by any law of a governmental authority, (y) requires a consent not obtained of any governmental authority pursuant to such law or is prohibited by, or (z) constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or any applicable shareholder or similar agreement, except to the extent that such law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is, or would be (in the case of after-acquired property or changes to applicable law), rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction (or any successor provision) or any other applicable law (including the Bankruptcy Code) or principles of equity (as determined by an applicable court); provided, further that such property shall cease to be excluded (and such security interest shall attach) immediately at such time the grant of a security interests thereon shall no longer be so prohibited.”

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Except as amended hereby, all of the provisions of the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect except that each reference to the “Agreement”, the “Borrower Security Agreement” or the “Subsidiary Security Agreement” in the Credit Agreement, or words of like import in any Loan Document, shall mean and be a reference to the Credit Agreement and Borrower Security Agreement or Subsidiary Security Agreement, as amended hereby. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent, or any Lender under the Credit Agreement, as in effect prior to the date hereof.

The Borrower represents and warrants to the Agent and the Lenders that (a) except for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Credit Agreement, the representations and warranties contained in the Credit Agreement or in any other document or documents relating thereto are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date hereof as though made on the date hereof, and all such representations and warranties shall survive the execution and delivery of this Amendment and (b) no Default or Event of Default has occurred and is continuing as of the date hereof.

The governing law and venue provisions of Section 11.17 of the Credit Agreement are incorporated herein by this reference mutatis mutandis. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart. Each party shall execute and deliver such further documents, and perform such further acts, as may be reasonably necessary to achieve the intent of the parties as expressed in this Amendment.

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If you are in agreement with the foregoing, please execute this Amendment in the space provided below.

Very truly yours,

VIASAT, INC.

By:	/S/ SHAWN DUFFY
Name:	Shawn Duffy
Title:	Senior Vice President and Chief Financial Officer

MUFG UNION BANK, N.A., as Agent and Lender

By:	/S/ MARK ADELMAN
Name:	Mark Adelman
Title:	Director

JPMORGAN CHASE BANK N.A., as a Lender

By:	/S/ ANNA ARAYA
Name:	Anna C. Araya
Title:	Vice President

ROYAL BANK OF CANADA, as a Lender

By:	/S/ BEN THOMAS
Name:	Ben Thomas
Title:	Authorized Signatory

BANK OF AMERICA, N.A., as a Lender

By:	/S/ CHRISTOPHER PANNACCIULLI
Name:	Christopher D. Pannacciulli
Title:	Senior Vice President

COMPASS BANK, as a Lender

By:	/S/ DOUGLAS LAMBELL
Name:	Douglas S. Lambell
Title:	Vice President

BANK OF THE WEST, as a Lender

By:	/S/ JASON ANTRIM
Name:	Jason Antrim
Title:	Vice President Bank of the West

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/S/ VIPUL DHADDA
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/S/ SEAN MACGREGOR
Name:	Sean MacGregor
Title:	Authorized Signatory

MORGAN STANLEY BANK N.A., as a Lender

By:	/S/ ROBERTO ELLINGHAUS
Name:	Roberto Ellinghaus
Title:	Authorized Signatory

CITIZENS BANK, N.A., as a Lender

By:	/S/ RAMEZ GOBRAN
Name:	Ramez Gobran
Title:	Vice President

CALIFORNIA BANK & TRUST, as a Lender

By:	/S/ STEVE DELONG
Name:	Steve Delong
Title:	SVP / Manager

COMERICA BANK, as a Lender

By:	/S/ MARK EKRAYISKI
Name:	Mark Ekrayiski
Title:	Vice President

SUNTRUST BANK, as a Lender

By:	/S/ BRIAN GUFFIN
Name:	Brian Guffin
Title:	Director

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